SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  January 11, 2001

(Date of earliest event reported)

                          UAL CORPORATION

   (Exact name of registrant as specified in its charter)

            Delaware             1-6033          36-2675207

(State or other jurisdiction  (Commission     (I.R.S.Employer

   of incorporation)           File Number)   Identification No.)

1200 Algonquin Road, Elk Grove Township, Illinois         60007

(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (847) 700-4000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On January 9, 2001, UAL Corporation ("UAL") and AMR Corporation("AMR") approved a binding Memorandum of Understanding, under which AMR's American Airlines unit will provide competitive service on key hub-to-hub routes where United Airlines and US Airways currently are the only competitors with non-stop flights.

As part of the agreement, American Airlines will also enter into a 20-year joint venture with United Airlines to jointly provide service on Shuttle routes between New York's LaGuardia Airport, Washington, D.C.'s Reagan National Airport and Boston's Logan Airport.

In addition, United Airlines will transfer up to 86 aircraft acquired in its merger with US Airways to AMR's American Airlines unit.

Attached and incorporated herein by reference in their entirety are copies of the Memorandum of Understanding, dated January 9, 2001, between UAL Corporation and AMR Corporation, as Exhibit 99.1; and an amendment, dated January 9, 2001, to the Memorandum of Understanding of May 23, 2000, among UAL Corporation, US Airways Group, Inc. and Robert L. Johnson, as Exhibit 99.2.

ITEM 7.             FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.         Description

99.1           Memorandum of Understanding, dated January 9,                     2001, between UAL Corporation and AMR                     Corporation

99.2           Amendment, dated January 9, 2001, to the                     Memorandum of Understanding of May 23, 2000,                     among UAL Corporation, US Airways Group, Inc.                      and Robert L. Johnson

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       UAL CORPORATION

By:	/s/ Francesca M. Maher

                                        Name:  Francesca M. Maher

                                       Title:  Senior Vice President,

                                               General Counsel and                                                Secretary

Dated: January 11, 2001